Exhibit 99.(n)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Steben Select Multi-Strategy Fund:

We consent to the use of our reports dated May 30, 2014 for Steben Select Multi-Strategy Fund and Steben Select Multi-Strategy Master Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
July 29, 2014